                                                                    EXHIBIT 12.1



                     PRIME RETAIL, INC. AND THE PREDECESSOR
                 EXHIBIT 12.1: COMPUTATION OF RATIO OF EARNINGS
            TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
              (AMOUNTS IN THOUSANDS, EXCEPT FOR RATIO INFORMATION)


                                                                    PRIME RETAIL, INC.
                                                      -----------------------------------------------
                                                         AS ADJUSTED
                                                                                                             THE PREDECESSOR
                                                                                                       ----------------------------
                                                                                                 HISTORICAL
                                                      -----------------  ----------------------------------------------------------
                                                      58.1% CONVERSION                   PERIOD FROM    PERIOD FROM
                                                         YEAR ENDED       YEAR ENDED    MARCH 22, TO   JANUARY 1, TO   YEAR ENDED
                                                        DECEMBER 31,     DECEMBER 31,   DECEMBER 31,     MARCH 21,    DECEMBER 31,
                                                            1995             1995           1994           1994           1993
                                                      -----------------  -------------  -------------  -------------  -------------
Income (loss) before minority interests.............      $  15,885        $  12,806      $   9,454      $  (2,408)     $  (3,873)
Interest incurred...................................         19,315           22,394          8,491          2,585          9,277
Amortization of capitalized interest................            222              222            152             42            161
Amortization of debt issuance costs.................          3,309            3,309          2,160            695            362
Amortization of interest rate protection
 contracts..........................................          1,276            1,276            797             --             --
Less interest earned on interest rate protection
 contracts..........................................           (721)            (721)          (224)            --             --
Less capitalized interest...........................         (2,675)          (2,675)        (1,277)            --           (711)
                                                            -------      -------------  -------------  -------------  -------------
  Earnings..........................................         36,611           36,611         19,553            914          5,216
                                                            -------      -------------  -------------  -------------  -------------
Interest incurred...................................         19,315           22,394          8,491          2,585          9,277
Amortization of debt issuance costs.................          3,309            3,309          2,160            695            362
Amortization of interest rate protection
 contracts..........................................          1,276            1,276            797             --             --
Preferred stock dividends...........................         12,281           20,944         16,290             --             --
                                                            -------      -------------  -------------  -------------  -------------
  Combined Fixed Charges and Preferred Stock
   Dividends........................................         36,181           47,923         27,738          3,280          9,639
                                                            -------      -------------  -------------  -------------  -------------
Excess of Combined Fixed Charges and Preferred Stock
 Dividends over Earnings............................      $      --        $ (11,312)     $  (8,185)     $  (2,366)     $  (4,423)
                                                            -------      -------------  -------------  -------------  -------------
                                                            -------      -------------  -------------  -------------  -------------
Ratio of Earnings to Combined Fixed Charges and
 Preferred Stock Dividends..........................           1.01x              --             --             --             --
                                                            -------      -------------  -------------  -------------  -------------
                                                            -------      -------------  -------------  -------------  -------------


                                                       YEAR ENDED     YEAR ENDED
                                                      DECEMBER 31,   DECEMBER 31,
                                                          1992           1991
                                                      -------------  -------------
Income (loss) before minority interests.............    $  (7,057)     $  (4,577)
Interest incurred...................................        9,373          8,130
Amortization of capitalized interest................          130             78
Amortization of debt issuance costs.................          192             47
Amortization of interest rate protection
 contracts..........................................           --             --
Less interest earned on interest rate protection
 contracts..........................................           --             --
Less capitalized interest...........................         (573)        (2,829)
                                                      -------------  -------------
  Earnings..........................................        2,065            849
                                                      -------------  -------------
Interest incurred...................................        9,373          8,130
Amortization of debt issuance costs.................          192             47
Amortization of interest rate protection
 contracts..........................................           --             --
Preferred stock dividends...........................           --             --
                                                      -------------  -------------
  Combined Fixed Charges and Preferred Stock
   Dividends........................................        9,565          8,177
                                                      -------------  -------------
Excess of Combined Fixed Charges and Preferred Stock
 Dividends over Earnings............................    $  (7,500)     $  (7,328)
                                                      -------------  -------------
                                                      -------------  -------------
Ratio of Earnings to Combined Fixed Charges and
 Preferred Stock Dividends..........................           --             --
                                                      -------------  -------------
                                                      -------------  -------------

                                                                    EXHIBIT 12.1



                               PRIME RETAIL, INC.
                 EXHIBIT 12.1: COMPUTATION OF RATIO OF EARNINGS
            TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
              (AMOUNTS IN THOUSANDS, EXCEPT FOR RATIO INFORMATION)



                                                                               AS ADJUSTED
                                                                            -----------------       HISTORICAL
                                                                                               --------------------
                                                                              THREE MONTHS
                                                                             ENDED MARCH 31,    THREE MONTHS ENDED
                                                                                  1996              MARCH 31,
                                                                            -----------------  --------------------
                                                                            58.1% CONVERSION     1996       1995
                                                                            -----------------  ---------  ---------
Income before minority interests..........................................      $   3,827      $   3,057  $   3,142
Interest incurred.........................................................          5,617          6,387      4,753
Amortization of capitalized interest......................................             63             63         56
Amortization of debt issuance costs.......................................            823            823        758
Amortization of interest rate protection contracts........................            319            319        319
Less interest earned on interest rate protection contracts................            (84)           (84)      (243)
Less capitalized interest.................................................           (613)          (613)      (581)
                                                                                   ------      ---------  ---------
  Earnings................................................................          9,952          9,952      8,204
                                                                                   ------      ---------  ---------
Interest incurred.........................................................          5,617          6,387      4,753
Amortization of debt issuance costs.......................................            823            823        758
Amortization of interest rate protection contracts........................            319            319        319
Preferred stock distributions and dividends...............................          3,070          5,236      5,236
                                                                                   ------      ---------  ---------
  Combined Fixed Charges and Preferred Stock Distributions and
   Dividends..............................................................          9,829         12,765     11,066
                                                                                   ------      ---------  ---------
Excess of Combined Fixed Charges and Preferred Stock Distributions and
 Dividends over Earnings..................................................      $      --      $  (2,813) $  (2,862)
                                                                                   ------      ---------  ---------
                                                                                   ------      ---------  ---------
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
 Distributions and Dividends..............................................           1.01x            --         --
                                                                                   ------      ---------  ---------
                                                                                   ------      ---------  ---------